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                                                                     Exhibit 5.1

                               GOODWIN PROCTER LLP
                                 Exchange Place
                                Boston, MA 02109

                                   May 4, 2005

Watts Water Technologies, Inc.
815 Chestnut Street
North Andover, MA 01845

     Re:    Legality of Securities to be Registered
            under Registration Statement on Form S-3
            ----------------------------------------

Ladies and Gentlemen:

     This opinion is delivered in our capacity as counsel to Watts Water Technologies, Inc., a Delaware corporation (the "Company"), in connection with a registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), which relates to the sale from time to time of an indeterminate amount of (i) debt securities ("Debt Securities"), and (ii) shares of preferred stock, par value $.10 per share ("Preferred Stock"), shares of Class A common stock, par value $.10 per share ("Class A Common Stock"), depositary shares representing interests in Preferred Stock ("Depositary Shares"), warrants to purchase Preferred Stock or Class A Common Stock ("Warrants"), stock purchase contracts and/or stock purchase units (collectively, "Purchase Units"), or any combination of Preferred Stock, Class A Common Stock, Depositary Shares, Warrants or Purchase Units (collectively, the "Equity Securities") or Debt Securities (the Equity Securities and the Debt Securities, collectively, the "Securities") of the Company having a maximum aggregate public offering price of $300,000,000. The Registration Statement provides that the Securities may be offered separately or together, in separate series, in amounts, at prices, and on terms to be set forth in one or more prospectus supplements (each a "Prospectus Supplement") to the prospectus contained in the Registration Statement.

     In connection with this opinion, we have examined the restated certificate of incorporation of the Company, as amended to the date hereof and on file with the Delaware Secretary of State, the amended and restated by-laws of the Company, as amended to the date hereof, and such records of corporate proceedings of the Company as we have deemed appropriate for the purposes of this opinion, the Registration Statement and the exhibits thereto.

     In rendering the opinions expressed below, we have assumed and have not verified the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such latter documents, and the legal capacity of each individual executing any document.

     We express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America, The Commonwealth of Massachusetts, the State of New York, and the Delaware General Corporation Law.

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Watts Water Technologies, Inc.
May 4, 2005
Page 2

     Based upon the foregoing, we are of the opinion that:

         (1) (i) when the Debt Securities are specifically authorized for issuance by the Company's Board of Directors or an authorized committee thereof (the "Debt Securities Authorizing Resolution"), (ii) upon receipt by the Company of the full consideration therefor as provided in the Debt Securities Authorizing Resolution, and (iii) upon execution and authentication of the Debt Securities as provided in the relevant indentures and the issuance of the Debt Securities as described in the Registration Statement and a Prospectus Supplement that is consistent with the Debt Securities Authorizing Resolution, the Debt Securities will be binding obligations of the Company, enforceable in accordance with their terms, except that (A) enforcement or the rights and remedies created thereby may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and by equitable principles which may limit the right to obtain the remedy of specific performance or other injunctive relief and (B) we express no opinion as to the legality, validity or binding nature of a choice of law provision; and

         (2) (i) when the Equity Securities are specifically authorized for issuance by the Company's Board of Directors or an authorized committee thereof (the "Equity Securities Authorizing Resolution"), (ii) upon receipt by the Company of the full consideration therefor as provided in the Equity Securities Authorizing Resolution, and (iii) upon the issuance of the Equity Securities as described in the Registration Statement and a Prospectus Supplement that is consistent with the Equity Securities Authorizing Resolution, the Equity Securities will be legally issued, fully paid and nonassessable and the Warrants and Purchase Units will be binding obligations of the Company.

     The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities.

     We hereby consent to being named as counsel to the Company in the Registration Statement, to the references therein to our firm under the caption "Legal Matters" and to the inclusion of this opinion as an exhibit to the Registration Statement.

                                                   Very truly yours,

                                                   /s/ GOODWIN PROCTER LLP

                                                   GOODWIN PROCTER LLP